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EXHIBIT 11


                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)


                                               December 28,    December 30,
                                                   1996            1995
                                               ---------------------------

Primary:

     Average common shares outstanding
     during the period                            145.0           144.9

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                   1.2              .5
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           146.2           145.4
                                                  =====           =====
     Net income                                   $44.6           $43.3
                                                  =====           =====
     Earnings per share                           $0.31           $0.30
                                                  =====           =====

Fully Diluted:

     Average common shares outstanding
     during the period                            145.0           144.9

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                      1.6              .8
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           146.6           145.7
                                                  =====           =====
     Net income                                   $44.6           $43.3
                                                  =====           =====
     Earnings per share                           $0.30           $0.30
                                                  =====           =====










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